Exhibit 16.1

November 9, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 14 of Form 10 for the event that occurred on February 13, 2006, being filed by our former client, Eberline Services Inc. and Subsidiary in this Form 10.  We agree with the statements made in response to that Item as well as Exhibit 16.1 insofar as they relate to our firm.

Very truly yours,

/s/ Neff & Ricci LLP
Neff & Ricci LLP
Albuquerque, New Mexico